ZALICUS

Zalicus’ Z160 for Chronic Neuropathic Pain Selected as a Top 10 Project to Watch

Zalicus to Present at the Windhover 2012 Therapeutic Area Partnership Meeting

CAMBRIDGE, Mass. – November 27, 2012 – Zalicus Inc. (NASDAQ: ZLCS), a biopharmaceutical company that discovers and develops novel treatments for patients suffering from pain, today announced that Z160, its first-in-class, oral, state-dependent, selective N-type calcium channel (Cav 2.2) blocker in Phase 2 clinical development for chronic neuropathic pain, has been chosen by Windhover as one of the Top 10 Neuroscience Projects to Watch. Mark Corrigan, MD, CEO of Zalicus, will provide a summary of Z160 during his presentation at the Windhover 2012 Therapeutic Area Partnership meeting being held at the Westin Copley Place Boston at 1:30 p.m. ET on Thursday, November 29, 2012 during the

Top 10 Neuroscience Projects to Watch session.

"We are delighted that Z160 has been selected as a Top 10 Project to Watch,” commented Mark H.N. Corrigan, MD, President and CEO of Zalicus. “The lack of adequate pain control in patients with chronic neuropathic pain represents a significant unmet need and important opportunity for novel agents with improved tolerability, enhanced efficacy, and better long-term safety profiles. We look forward to providing further updates on the clinical development of Z160 over the coming months. “

About Z160 and N-type Calcium Channel Blockers

Zalicus is currently advancing Z160, a first-in-class, oral, state-dependent, selective N-type calcium channel (Cav 2.2) blocker, through Phase 2a clinical development in chronic neuropathic pain. Z160 has demonstrated efficacy in multiple animal models of neuropathic and inflammatory pain, suggesting that it has the potential to treat a broad range of chronic pain conditions. In addition, Z160 was well tolerated in previously conducted clinical trials involving over 200 subjects. N-type calcium channels have been recognized as key targets in controlling pain because of their key role in transmitting pain through the spinal nerves to the brain.

About Zalicus

Zalicus Inc. (Nasdaq: ZLCS) is a biopharmaceutical company that discovers and develops novel treatments for patients suffering from pain. Zalicus has a portfolio of proprietary clinical-stage product candidates targeting pain such as Z160 and Z944, and has entered into multiple revenue-generating collaborations with large pharmaceutical companies relating to other products, product candidates and drug discovery technologies. Zalicus applies its expertise in the discovery and development of selective ion channel modulators and its combination high throughput screening capabilities to discover innovative therapeutics for itself and its collaborators in the areas of pain, inflammation, oncology and infectious disease. To learn more about Zalicus, please visit www.zalicus.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Zalicus, its product candidate Z160, its potential, and its plans

245 First Street, Third Floor, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.zalicus.com

ZALICUS

for clinical development. These forward-looking statements about future expectations, plans, objectives and prospects of Zalicus and Z160 may be identified by words like "believe," "expect," "may," "will," "should," "seek," “plan” or “could” and similar expressions and involve significant risks, uncertainties and assumptions, including risks related to the clinical development of Z160, the unproven nature of the Zalicus Ion channel drug discovery technology, and those other risks that can be found in the "Risk Factors" section of Zalicus' annual report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Zalicus periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Zalicus contemplated by these forward-looking statements. These forward-looking statements reflect management’s current views and Zalicus does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

Contacts: Justin Renz, CFO, Zalicus Inc. 617-301-7575 JRenz@zalicus.com Gina Nugent 617-460-3579 gnugent@zalicus.com (c) 2012 Zalicus Inc. All rights reserved.

     245 First Street, Third Floor, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.zalicus.com